Exhibit 10.2.2

                               COMMERCIAL LEASE

Douglas A. Larson (Lessor) hereby agrees to lease to WHY USA Financial Group, Inc. (Lessee) approximately 1,000 sq. feet of office space in the northeast corner of the first floor of the building located at 2110 Highway 12 West, Menomonie, WI. This lease shall begin November 1, 2001 and will last until either Lessor or Lessee gives 60 days advance written notice to the other party terminating the lease. Monthly rent shall be Eleven Hundred Dollars ($1100.00) and shall include heat, air conditioning, water and sewer, and electricity. Lessee is responsible for its own cleaning and janitorial services. At the end of the lease, Lessee agrees to either A) leave its existing telephone system as is on the premises or B) pay for the cost of reinstalling all telephone lines and reconnecting them with the original telephone system which was installed in the building. Lessee's current telephone system may not be removed until all the original telephone system is reconnected and working. Lessee is responsible for any repairs or cleaning necessary to restore its lease space to original condition at the end of the lease. Lessor and Lessee shall each be responsible to maintain appropriate insurance for their interests in the premises and property located on the premises. Lessee shall maintain public liability insurance in a total aggregate sum of at lease $1,000,000.00 and shall provide appropriate evidence of same to Lessor. Lessee agrees to defend, indemnify, and save Lessor harmless from any liability from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Lessor may suffer or incur in connection with Lessee's use of the premises. In the event of a dispute between Lessor and Lessee, the non-prevailing party shall pay reasonable attorney fees and disbursement to the prevailing party. Lessee shall pay $10.00 per day for each day the rental payment is received by Lessor after the 3rd day of each month. Carpet or tile protectors must be used under all desk chairs.

The preceding lease is understood and accepted.

                                   WHY USA Financial Group, Inc. (Lessee)
                                   8301 Creekside Circle #101
                                   Bloomington, MN 55347

Date 10/27/00                  By: /s/ Donald Riesterer
                                   ____________________________________

                                   CEO - Chairman of the Board
                                   ____________________________________
                                   Its Authorized Representative

Date 10-27-00                      /s/ Douglas Larson
                                   _____________________________________
                                   Douglas Larson (Lessor)
                                   P.O. Box 636
                                   Menomonie, WI 54751